UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 3, 2020

(Date of earliest event reported)

DRAYTON RICHDALE CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-13409

Wyoming	20-1580552
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

406 Calle Principal

Monterey, California 93940

(mailing address of principal executive offices)

or

30 N. Gould Street, Suite R

Sheridan, Wyoming 82801

(address of the company registered agent in Wyoming)

Tel: 831.393.4008

(Registrant’s telephone number, including area code)

6130 West Flamingo Road, Suite 370,
Las Vegas, Nevada 89103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Drayton Richdale Corp. (Nevada) Reorganize in the State of Wyoming.

Drayton Richdale Corporation, Nevada (OTC: DRYN) has merged with and into and thereafter be Drayton Richdale Corporation of Wyoming. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Wyoming Corporation.

Forthwith upon the effective date of July 20, 2020, each and every one share of stock of the Public Nevada Company shall be converted to one share of the Wyoming Company. Any such holders of shares may surrender them to the transfer agent for common stock of the Public Nevada Company, which transfer agent shall remain and continue as transfer agent for the Wyoming Company, until and unless changed later.

The Wyoming Company survived the Reorganization with the operational history of the Nevada Company before the Reorganization, and with the management, duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged.

The following exhibits are filed herewith:

Exhibit No.	Description
1.0	Articles of Merger and Reorganization filed with Wyoming Secretary of State
2.0	Press release announcing the Merger and Reorganization by Drayton Richdale Corp

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drayton Richdale Corporation

Dated: August 3, 2020

By: /s/ Antonio Arnel Maquera

Title: Chairman and CEO